U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2007

Photonic Products Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey		07647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Photonic Products Group, Inc. (PPGI, the “Company”) previously announced on April 17, 2007 that it was redeeming its Series A Convertible Preferred Stock (the “Series A”).  On April 30, 2007, the Company received notice that Clarex Limited, the holder of all of the shares of the Series A, has relinquished its shares of the Series A and has elected to convert all of these shares into shares of the Company’s common stock in accordance with the terms of the Series A agreement.  Accordingly, the Company has directed its transfer agent to issue 500,000 shares of its common stock to Clarex Limited in exchange for the Series A preferred shares.  This brings the total number of the Company’s common shares issued and outstanding at April 30, 2007 to 8,842,987 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 1, 2007
	By:	/s/ DANIEL LEHRFELD
(Daniel Lehrfeld)
Chief Executive Officer